EXHIBIT 10.5
MEDIS TECHNOLOGIES LTD.
2007 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

AGREEMENT, dated as of [_____] [__], 2007, between Medis Technologies Ltd., a Delaware corporation (the “Company”), and [__________] (the “Grantee”).

W I T N E S S E T H:

WHEREAS, as of April 18, 2007, the Company adopted the Medis Technologies Ltd. 2007 Equity Incentive Plan (the “Plan”), which Plan authorizes, among other things, the grant of restricted shares of common stock, $.01 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the Restricted Shares documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1  Definitions.  Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2  Grant of Restricted Shares. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of date hereof, [_____] Restricted Shares of Common Stock (the “Restricted Stock”).

3  Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Restricted Stock shall vest as follows:

Exercise Date	Restricted Stock (U.S.)	102 Capital Gains Track Restricted Stock Award (with Trustee) (Israel)	102 Ordinary Income Track Restricted Stock Award (with Trustee) (Israel)	102 Non- Trustee Restricted Stock Award (Israel)	3(9) Restricted Stock Award (Israel)

4  Termination of Employment. (a)  If the Grantee does not remain employed by the Company through the Vesting Date set forth in Section 3, all shares of Restricted Stock not vested as of the date Grantee is no longer employed by the Company will be forfeited (the “Forfeited Shares”), the Grantee shall not have any rights to any of the Forfeited Shares and any stock certificates then held by the Grantee representing the Forfeited Shares shall be cancelled and voided.  Notwithstanding the foregoing, in the event the Grantee's employment is terminated due to death or Disability, all shares of Restricted Stock held by the Grantee at the time of such death or employment termination due to such Disability shall immediately become vested and released from restriction as of such date.

(b)           In the event the Grantee’s employment with the Company shall terminate (other than on account of death or Disability) prior to the end of the Restricted Period, or any other event causing the forfeiture of the Restricted Stock prior to a Vesting Date, the Grantee shall be obligated immediately to redeliver to the Company any stock certificates representing the Forfeited Shares. No payment by the Company will be due to the Grantee for the Forfeited Shares.

5  Certificate Legend.  The share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend or a legend substantively similar thereto:

THE RESTRICTED SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE RESTRICTED SHARES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH RESTRICTED SHARES, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

6  Removal of Certificate Legend.  After the completion of the Restricted Period, the Grantee shall be entitled to have the legend required by Section 5 of this Agreement removed from the applicable stock certificates for the shares of Restricted Stock that have not been forfeited; provided, however, that the first paragraph of such certificate legend shall not be removed unless the shares are in fact registered under the Securities Act or the Company is satisfied that registration is not required thereunder, in its sole discretion.

7  Non−Transferability of Restricted Stock. The Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period.

8  No Special Employment Rights. The granting of the Restricted Stock shall not be construed to confer upon the Grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9  Tax Consequences.  (a)  All tax consequences under any Applicable Law which may arise from the grant of the Restricted Stock, the sale or disposition of any shares granted hereunder or from any other action of the Grantee in connection with the foregoing shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, and its Subsidiaries and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company.  The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving the Restricted Stock. The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

(b)           The Grantee may elect to be immediately taxed on the Restricted Stock for United States Federal tax purposes under Section 83(b) of the Code. The Grantee shall notify the Company of his or her election within thirty (30) days of the date hereof.

(c)           The Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Restricted Stock granted or received hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters.  Upon request, the Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

(d)           To the extent a 102 Restricted Stock Award is designated above, you declare and acknowledge: (i) that you fully understand that Section 102 of the Israeli Income Tax Ordinance and the rules and regulations enacted thereunder apply to the Restricted Stock specified in this Agreement and to you; and (ii) that you understand the provisions of Section 102, the tax track chosen and the implications thereof. With respect to Restricted Stock granted under Section 102, the terms of such Restricted Stock shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, as well as the requirements of the Israeli Income Tax Commissioner. The grant of Restricted Stock hereunder is further conditioned upon the Grantee signing all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

10  Investment Representations.  In connection with the receipt of the Restricted Stock, the Grantee represents to the Company the following:

(a)  The Grantee is receiving these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)  The Grantee understands that the securities have not been registered under the Securities Act.

(c)  The Grantee further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Grantee further acknowledges and understands that the Company is under no obligation to register the securities.  The Grantee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

11  Rights of Stockholder. Except with regard to restrictions on selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing the Restricted Stock, the Grantee will generally have all rights of a shareholder of the Company with respect to the shares of Restricted Stock from the date of grant until forfeiture, if any, pursuant to Section 4, including, without limitation, the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock, subject to any restrictions in this Agreement or in the Plan.

12  Amendment. Subject to the terms and conditions of the Plan, the Committee may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

13  Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

14  Incorporation of Plan by Reference. The shares of Restricted Stock are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Restricted Stock shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern.  The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

15  Acknowledgement.  The Grantee acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

16  Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

MEDIS TECHNOLOGIES LTD. By: ____________________________________ Name: Title: GRANTEE: _________________________________________ Name:

Exhibit A

2007 Equity Incentive Plan